Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com

Investor contact: Derek Fiebig

(954) 769-7342

fiebigd@autonation.com

Investor contact: Cheryl Scully

(954) 769-7734

scullyc@autonation.com

AUTONATION REPORTS 2010 FIRST QUARTER RESULTS

FORT LAUDERDALE, Fla., April 22, 2010 —

•	Strong double-digit growth with first quarter revenue and new vehicle unit sales increasing 19% over the prior year

•	Revenue and gross profit for all major categories, new vehicles, used vehicles, parts and service, and finance and insurance, are up compared to first quarter of 2009

•	First quarter EPS from continuing operations was $0.34, a 55% increase compared to adjusted EPS from continuing operations of $0.22 in the prior year ($0.30 on a GAAP basis in the prior year)

•	AutoNation successfully executed a debt refinancing resulting in extended maturities, improved liquidity, and enhanced flexibility at attractive pricing

AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported 2010 first quarter net income from continuing operations of $58 million or $0.34 per share, compared to net income from continuing operations of $53 million or $0.30 per share for the same period in the prior year. Net income from continuing operations for the 2010 first quarter improved 55% on a per-share basis, compared to adjusted net income from continuing operations of $40 million or $0.22 per share for the same period in the prior year. Adjusted net income from continuing operations for the 2009 first quarter excludes the items disclosed in the attached financial tables.

2010 first quarter revenue totaled $2.8 billion, compared to $2.4 billion in the year-ago period, an increase of 19%, driven primarily by stronger new and used retail vehicle revenue which increased 24%. Based on CNW Research data, in the first quarter, total U.S. industry new retail vehicle unit sales increased 15%. AutoNation’s new vehicle unit sales increased 19%.

AutoNation’s 2010 first quarter used retail vehicle revenue increased 23%, as unit sales increased 12% and revenue per vehicle increased 11%. Parts and service revenue increased 1% and finance and insurance revenue increased 25% compared to the first quarter 2009.

Commenting on the first quarter, Mike Jackson, Chairman and Chief Executive Officer, said, “We delivered strong double-digit growth in the first quarter, which was driven by both new and used vehicle unit sales and revenue. We have seen growth in all regions for two quarters led by our largest state Florida, which was one of the first states to experience the effects of the economic downturn. First quarter revenue for Florida was up 29%. We see an improved sales environment going forward.” Mr. Jackson also stated, “By lowering our structural costs, and efficiently managing our inventory, we were able to deliver substantial EPS growth in a steadily improving retail sales environment.”

Commenting on the debt refinancing transactions previously announced by AutoNation, Michael Short, Executive Vice President and Chief Financial Officer, stated, “These transactions extended our debt maturities, increased our available liquidity, and lowered our exposure to interest rate increases in the future. We believe that these transactions will provide us with additional flexibility to manage our business and optimize capital allocation going forward.”

AutoNation has three operating segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Chrysler; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, and Nissan; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes, BMW, and Lexus. Segment results for the first quarter were as follows:

•	Domestic - Domestic segment income (1) was $32 million compared to year-ago segment income of $22 million. First quarter Domestic retail new vehicle unit sales increased 23%.

•	Import - Import segment income was $50 million compared to year-ago segment income of $30 million. First quarter Import retail new vehicle unit sales increased 20%.

•	Premium Luxury - Premium Luxury segment income was $47 million compared to year-ago segment income of $41 million. First quarter Premium Luxury retail new vehicle unit sales increased 9%.

(1) Segment income is defined as operating income less floorplan interest expense.

The first quarter conference call may be accessed by telephone at 888-769-8515 (password: AutoNation). The webcast will be available on AutoNation’s investor relations website at corp.autonation.com/investors under “Webcasts & Presentations.” A playback of the conference call will be available after 1:00 p.m. Eastern Time on April 22, 2010 through May 1, 2010 by calling 800-294-7481 (password: 75300).

About AutoNation, Inc.

AutoNation, Inc., headquartered in Fort Lauderdale, Fla., is America’s largest automotive retailer and has been named America’s Most Admired Automotive Retailer by FORTUNE Magazine five times. A component of the Standard and Poor’s 500 Index, AutoNation owns and operates 249 new vehicle franchises in 15 states. For additional information, please visit http://corp.AutoNation.com or www.AutoNation.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions generally; conditions in the credit markets and changes in interest rates; the success and financial viability of vehicle manufacturers and distributors with which we hold franchises; factors affecting our goodwill and other intangible asset impairment testing; natural disasters and other adverse weather events; restrictions imposed by vehicle manufacturers; the resolution of legal and administrative proceedings; regulatory factors affecting our business; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and earnings per share from continuing operations, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company has provided reconciliations of these measures to the most directly comparable GAAP measures, which are set forth in the attachments to this release. The Company believes that each of the foregoing non-GAAP financial measures improves the transparency of the Company’s disclosure, provides a meaningful presentation of the Company’s results from its core business operations excluding the impact of items not related to the Company’s ongoing core business operations, and improves the period-to-period comparability of the Company’s results from its core business operations.

AUTONATION, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended March 31,
	2010	2009

Revenue:
New vehicle	$1,465.5	$1,185.1
Used vehicle	734.6	590.5
Parts and service	539.8	535.0
Finance and insurance, net	95.6	76.8
Other	11.7	13.4

Total revenue	2,847.2	2,400.8

Cost of sales:
New vehicle	1,362.1	1,111.4
Used vehicle	668.1	527.0
Parts and service	302.0	300.0
Other	4.8	6.1

Total cost of sales	2,337.0	1,944.5

Gross profit	510.2	456.3

Selling, general and administrative expenses	375.4	352.3
Depreciation and amortization	18.9	19.8
Other expenses (income), net	1.2	(10.8)

Operating income	114.7	95.0

Floorplan interest expense	(9.7)	(9.9)
Other interest expense	(9.0)	(11.8)
Gain on senior note repurchases	-	11.9
Interest income	0.2	0.3
Other losses, net	(0.2)	(1.6)

Income from continuing operations before income taxes	96.0	83.9

Income tax provision	37.6	31.3

Net income from continuing operations	58.4	52.6

Loss from discontinued operations, net of income taxes	(3.2)	(18.0)

Net income	$55.2	$34.6

Diluted earnings (loss) per share:
Continuing operations	$0.34	$0.30
Discontinued operations	$(0.02)	$(0.10)

Net income	$0.32	$0.20

Weighted average common shares outstanding	171.7	177.0

Common shares outstanding, net of treasury stock, at March 31	169.9	177.1

AUTONATION, INC.

UNAUDITED SUPPLEMENTARY DATA

($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2010	2009	$ Variance	% Variance
Revenue:
New vehicle	$1,465.5	$1,185.1	$280.4	23.7
Retail used vehicle	646.0	524.5	121.5	23.2
Wholesale	88.6	66.0	22.6	34.2

Used vehicle	734.6	590.5	144.1	24.4

Parts and service	539.8	535.0	4.8	0.9
Finance and insurance, net	95.6	76.8	18.8	24.5
Other	11.7	13.4	(1.7)

Total revenue	$2,847.2	$2,400.8	$446.4	18.6

Gross profit:
New vehicle	$103.4	$73.7	$29.7	40.3
Retail used vehicle	63.4	61.6	1.8	2.9
Wholesale	3.1	1.9	1.2

Used vehicle	66.5	63.5	3.0	4.7

Parts and service	237.8	235.0	2.8	1.2
Finance and insurance	95.6	76.8	18.8	24.5
Other	6.9	7.3	(0.4)

Total gross profit	510.2	456.3	53.9	11.8

Selling, general and administrative expenses	375.4	352.3	(23.1)	(6.6)

Depreciation and amortization	18.9	19.8	0.9
Other expenses (income), net	1.2	(10.8)	(12.0)

Operating income	114.7	95.0	19.7	20.7

Floorplan interest expense	(9.7)	(9.9)	0.2
Other interest expense	(9.0)	(11.8)	2.8
Gain on senior note repurchases	-	11.9	(11.9)
Interest income	0.2	0.3	(0.1)
Other losses, net	(0.2)	(1.6)	1.4

Income from continuing operations before income taxes	$96.0	$83.9	$12.1	14.4

Retail vehicle unit sales:
New	45,438	38,268	7,170	18.7
Used	37,773	33,879	3,894	11.5

	83,211	72,147	11,064	15.3

Revenue per vehicle retailed:
New	$32,253	$30,968	$1,285	4.1
Used	$17,102	$15,482	$1,620	10.5

Gross profit per vehicle retailed:
New	$2,276	$1,926	$350	18.2
Used	$1,678	$1,818	$(140)	(7.7)
Finance and insurance	$1,149	$1,064	$85	8.0

Operating Percentages	Three Months Ended March 31,
	2010 (%)	2009 (%)
Revenue mix percentages:
New vehicle	51.5	49.4
Used vehicle	25.8	24.6
Parts and service	19.0	22.3
Finance and insurance, net	3.4	3.2
Other	0.3	0.5

	100.0	100.0

Gross profit mix percentages:
New vehicle	20.3	16.2
Used vehicle	13.0	13.9
Parts and service	46.6	51.5
Finance and insurance	18.7	16.8
Other	1.4	1.6

	100.0	100.0

Operating items as a percentage of revenue:
Gross profit:
New vehicle	7.1	6.2
Used vehicle - retail	9.8	11.7
Parts and service	44.1	43.9
Total	17.9	19.0
Selling, general and administrative expenses	13.2	14.7
Operating income	4.0	4.0
Operating items as a percentage of total gross profit:
Selling, general and administrative expenses	73.6	77.2
Operating income	22.5	20.8

AUTONATION, INC.

UNAUDITED SUPPLEMENTARY DATA

($ in millions, except per vehicle data)

Segment Operating Highlights	Three Months Ended March 31,
	2010	2009	$ Variance	% Variance
Revenue:
Domestic	$915.4	$777.5	$137.9	17.7
Import	1,077.6	892.6	185.0	20.7
Premium luxury	822.9	704.0	118.9	16.9
Corporate and other	31.3	26.7	4.6	17.2

Total revenue	$2,847.2	$2,400.8	$446.4	18.6

*Segment income (loss)
Domestic	$31.5	$21.7	$9.8	45.2
Import	50.3	29.5	20.8	70.5
Premium luxury	46.8	40.9	5.9	14.4
Corporate and other	(23.6)	(7.0)	(16.6)

Total segment income	105.0	85.1	19.9	23.4

Add: Floorplan interest expense	9.7	9.9	(0.2)

Operating income	$114.7	$95.0	$19.7	20.7

* Segment income (loss) is defined as operating income less floorplan interest expense

Retail new vehicle unit sales:
Domestic	13,681	11,129	2,552	22.9
Import	23,994	20,019	3,975	19.9
Premium luxury	7,763	7,120	643	9.0

	45,438	38,268	7,170	18.7

Brand Mix - New Vehicle Retail Units Sold
	Three Months Ended March 31,
	2010 (%)	2009 (%)
Domestic:
Ford, Lincoln-Mercury	16.2	14.1
Chevrolet, Pontiac, Buick, Cadillac, GMC	11.7	11.3
Chrysler, Jeep, Dodge	2.2	3.7

Domestic total	30.1	29.1

Import:
Honda	13.7	14.0
Toyota	18.4	20.5
Nissan	13.7	10.8
Other imports	7.0	7.0

Import total	52.8	52.3

Premium Luxury:
Mercedes	8.1	8.7
BMW	4.5	5.2
Lexus	3.0	2.9
Other premium luxury (Land Rover, Porsche)	1.5	1.8

Premium Luxury total	17.1	18.6

	100.0	100.0

AUTONATION, INC.

UNAUDITED SUPPLEMENTARY DATA, Continued

($ in millions, except per share data)

Capital Expenditures / Stock and Debt Repurchases	Three Months Ended March 31,
	2010	2009
Capital expenditures	$14.1	$20.4
Acquisitions	$12.5	$0.2
Proceeds from exercises of stock options	$0.2	$0.2
Senior note repurchases (aggregate principal)	$-	$72.0
Stock repurchases:
Aggregate purchase price	$37.2	$-
Shares repurchased (in millions)	2.1	-

Floorplan Assistance and Expense	Three Months Ended March 31,
	2010	2009	Variance

Floorplan assistance earned (included in cost of sales)	$12.5	$10.0	$2.5
Floorplan interest expense (new vehicles)	(9.2)	(9.2)	-

Net inventory carrying benefit	$3.3	$0.8	$2.5

Balance Sheet and Other Highlights
	March 31, 2010	December 31, 2009	March 31, 2009
Cash and cash equivalents	$160.8	$173.6	$61.7
Inventory	$1,512.4	$1,400.9	$1,500.8
Total floorplan notes payable	$1,427.0	$1,381.4	$1,459.3
Non-vehicle debt	$1,110.7	$1,112.6	$1,140.9
Equity	$2,327.3	$2,303.2	$2,236.7
New days supply (industry standard of sellingdays, including fleet)	50 days	54 days	65 days
Used days supply (trailing 30 days)	39 days	41 days	36 days

AUTONATION, INC.

UNAUDITED SUPPLEMENTARY DATA, Continued

($ in millions, except per share data)

Comparable Basis Reconciliations*
	Three Months Ended March 31,

	Net Income		Diluted Earnings Per Share

	2010	2009	2010	2009

As reported	$55.2	$34.6	$0.32	$0.20

Discontinued operations, net of income taxes	3.2	18.0	$0.02	$0.10

From continuing operations, as reported	58.4	52.6	$0.34	$0.30

Gain on senior note repurchases	-	(7.4)	$-	$(0.04)

Net gain on asset sales and dispositions	-	(5.9)	$-	$(0.03)

Property and other impairments**	-	0.3	$-	$0.00

Adjusted	$58.4	$39.6	$0.34	$0.22

*	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.

**	Property and other impairments for the three months ended March 31, 2009 totaled $4.8 million after-tax, of which $4.5 million was reclassified to loss from discontinued operations since they related to dealerships classified as discontinued operations during 2009.

AUTONATION, INC.

UNAUDITED SAME STORE DATA

($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2010	2009	$ Variance	% Variance

Revenue:
New vehicle	$1,462.1	$1,180.4	$281.7	23.9
Retail used vehicle	644.3	519.5	124.8	24.0
Wholesale	87.9	65.2	22.7	34.8

Used vehicle	732.2	584.7	147.5	25.2
Parts and service	538.0	532.1	5.9	1.1
Finance and insurance, net	95.5	76.4	19.1	25.0
Other	11.6	12.8	(1.2)

Total revenue	$2,839.4	$2,386.4	$453.0	19.0

Gross profit:
New vehicle	$103.0	$73.4	$29.6	40.3
Retail used vehicle	63.3	60.7	2.6	4.3
Wholesale	3.1	1.9	1.2

Used vehicle	66.4	62.6	3.8	6.1
Parts and service	237.0	233.9	3.1	1.3
Finance and insurance	95.5	76.4	19.1	25.0
Other	6.8	7.0	(0.2)

Total gross profit	$508.7	$453.3	$55.4	12.2

Retail vehicle unit sales:
New	45,330	38,134	7,196	18.9
Used	37,670	33,510	4,160	12.4

	83,000	71,644	11,356	15.9

Revenue per vehicle retailed:
New	$32,255	$30,954	$1,301	4.2
Used	$17,104	$15,503	$1,601	10.3

Gross profit per vehicle retailed:
New	$2,272	$1,925	$347	18.0
Used	$1,680	$1,811	$(131)	(7.2)
Finance and insurance	$1,151	$1,066	$85	8.0

Operating Percentages	Three Months Ended March 31,
	2010 (%)	2009 (%)
Revenue mix percentages:
New vehicle	51.5	49.5
Used vehicle	25.8	24.5
Parts and service	18.9	22.3
Finance and insurance, net	3.4	3.2
Other	0.4	0.5

	100.0	100.0

Gross profit mix percentages:
New vehicle	20.2	16.2
Used vehicle	13.1	13.8
Parts and service	46.6	51.6
Finance and insurance	18.8	16.9
Other	1.3	1.5

	100.0	100.0

Operating items as a percentage of revenue:
Gross Profit:
New vehicle	7.0	6.2
Used vehicle - retail	9.8	11.7
Parts and service	44.1	44.0
Total	17.9	19.0

AUTONATION, INC.

KEY CREDIT AGREEMENT COVENANT COMPLIANCE CALCULATIONS

March 31, 2010

($ millions)

Income Statement information for the last twelve months (April 1, 2009 - March 31, 2010):

Net income from continuing operations	$238.9

Floorplan and other interest expense	75.8

Income tax provision	122.4

Depreciation and amortization	76.0

Stock-based compensation expense (SFAS No. 123R)	15.7

Impairment charges (including goodwill, franchise rights, and long-lived assets)	3.7

EBITDA	532.5

Floorplan interest expense	(35.9)

Adjusted EBITDA	$496.6

As of March 31, 2010:

Funded indebtedness (primarily comprised of current and long-term debt and letters of credit)	$1,176.6

Vehicle secured indebtedness (floorplan payables)	1,427.0

Funded indebtedness including floorplan	2,603.6

Shareholders’ equity	2,327.4

Total capitalization including floorplan	$4,931.0

Ratio of funded indebtedness/
Adjusted EBITDA		2.37
Covenant (1)	less than	2.75

Ratio of funded indebtedness including floorplan/
Total capitalization including floorplan		52.8%
Covenant (1)	less than	65.0%

(1)	The amendment to our credit agreement completed on April 14, 2010, modified certain financial covenants, including an increase in the maximum leverage ratio from 2.75x to 3.25x and a decrease in the maximum capitalization ratio from 65% to 60%. In calculating our leverage ratio, we are no longer required to include letters of credit in the definition of debt (except to the extent letters of credit exceed $150.0 million), and in calculating our capitalization ratio, we are now permitted to add back to shareholders’ equity all goodwill, franchise rights, and long-lived asset impairment charges subsequent to 2007.

AUTONATION, INC.

NON-VEHICLE LONG-TERM DEBT

($ in millions)

The following table sets forth our non-vehicle long-term debt as of March 31, 2010:

-	on an actual basis; and

-	as adjusted to give effect to the sale of $400.0 million aggregate principal amount of 6.75% Senior Notes due 2018 (which were issued at a discount) and the use of the net proceeds therefrom to (1) pay for the Floating Rate Notes due 2013 and the 7% Senior Notes due 2014 that were validly tendered prior to the early consent deadline and accepted for payment, and (2) reduce the size of the term loan facility from $600.0 million to $533.4 million.

	At March 31, 2010
	Actual	As Adjusted

Floating Rate Notes due 2013 (1)	$146.1	$0.6

7% Senior Notes due 2014 (1)	132.6	14.8

6.75% Senior Notes due 2018	-	394.0

Term loan facility due 2012 (2)	600.0	54.0

Term loan facility due 2014 (2)	-	479.4

Revolving credit facility due 2012 (3)	-	-

Revolving credit facility due 2014 (3)	-	-

Mortgage facility	224.6	224.6

Other debt due from 2010 to 2025	7.4	7.4

	1,110.7	1,174.8
Less: current maturities	(7.7)	(7.7)

Long-term debt, net of current maturities	$1,103.0	$1,167.1

(1)	Holders of 99.6% of the outstanding Floating Rate Notes due 2013 and holders of 88.8% of the outstanding 7% Senior Notes due 2014, representing $263.3 million aggregate principal amount of old notes, validly tendered their old notes and provided their consents prior to the early consent deadline. The total amount paid of $273.8 million represented the total consideration (including the consent payments) for the notes that were validly tendered plus accrued and unpaid interest.

(2)	Our term loan facility was reduced from $600.0 million to $533.4 million and bifurcated into a $54.0 million tranche due July 18, 2012 (relating to lenders that did not consent to the extension) and a $479.4 million tranche due July 18, 2014. The portion of the term loan facility that is due 2012 provides for various interest rates generally at LIBOR plus 0.875% and the portion of the term loan facility that is due 2014 provides for various interest rates generally at LIBOR plus 2.25%.

(3)	Our revolving credit facility was reduced from $700.0 million to $638.6 million and bifurcated into a $57.0 million tranche due July 18, 2012 (relating to lenders that did not consent to the extension) and a $581.6 million tranche due July 18, 2014. Commitment fees on the undrawn portion of the revolving credit facility are 15 basis points for the tranche due 2012 and 50 basis points for the tranche due 2014.